UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2011

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington, DC		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

1133 Twenty-First Street, N.W., Suite 600
Washington, DC  20036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________

Section 8 – Other Events

Item 8.01.  Other Events.

On October 6, 2011, the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) voted to renew the employment agreement between Farmer Mac and its President and Chief Executive Officer, Michael A. Gerber, for an additional one-year period through January 1, 2013.  Mr. Gerber’s employment agreement provides for automatic renewal for successive one-year periods (unless otherwise terminated in accordance with the terms of the agreement) so long as the Board of Directors of Farmer Mac affirmatively votes to renew the agreement prior to 60 days before the end of the current term.

Mr. Gerber’s employment agreement was filed as Exhibit 10.2 to Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed on May 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Senior Vice President – General Counsel

Dated:     October 13, 2011